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                           RAZORFISH VOTING AGREEMENT

         This Voting Agreement (the "Agreement") is made and entered into on August 10, 1999, by and among International Integration Incorporated, a corporation incorporated under the laws of the State of Delaware ("i-Cube"), and the undersigned stockholder ("Stockholder") of Razorfish, Inc., a corporation organized under the laws of the State of Delaware ("Razorfish"). All capitalized terms herein not otherwise defined shall have the meaning ascribed to them in the Merger Agreement (as defined below).

                                    RECITALS

         A. Pursuant to an Agreement and Plan of Merger dated as of the date hereof (the "Merger Agreement") by and among Razorfish, Ray Merger Sub, Inc., a corporation organized under the laws of the State of Delaware ("Sub") and wholly owned subsidiary of Razorfish, and i-Cube, Sub is merging with and into i-Cube (the "Merger") and i-Cube, as the surviving corporation of the Merger, will thereby become a wholly owned subsidiary of Razorfish;

         B. Stockholder is the beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of the shares of the outstanding Common Stock, $.01 par value per share, of Razorfish in the amounts is indicated on the final page of this Agreement (the "Shares"); and

         C. In consideration of the execution of the Merger Agreement by i-Cube, Stockholder agrees to the extent provided below, (i) not to Transfer (as defined in Section 1.1 below) any of its Shares or New Shares (as defined in
Section 1.2 below) in certain circumstances and (ii) to vote its Shares and any New Shares so as to facilitate consummation of the Merger.

         NOW, THEREFORE, the parties agree as follows:

         1.       AGREEMENT TO RETAIN SHARES.

                  1.1 TRANSFER AND ENCUMBRANCE. Stockholder agrees to be subject to Stockholder's Proxy (as defined in Section 3) and agrees not to transfer (except as may be specifically required by court order), sell, exchange, or pledge or otherwise dispose of or encumber (collectively, a "Transfer") or offer or agree to Transfer its Shares or any New Shares (as defined in Section 1.2) prior to the Expiration Date if and only to the extent that (a) such Transfer would result in the failure of the condition set forth in
Section 6.01(f) of the Merger Agreement to be satisfied and (b) such condition has not either (i) been waived or (ii) otherwise become incapable of being satisfied. Notwithstanding the foregoing, nothing herein (including without limitation Section 7 hereof) will affect the relative rights and obligations of the parties under the Affiliate's Letter dated August 10, 1999 between Razorfish and Stockholder. As used herein, the term "Expiration Date" shall mean the earlier to occur of (i) the Effective Time (as such terms is defined in the Merger Agreement) and (ii) upon delivery of a notice to the other



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party of a determination by a majority of the members of the Board of Directors of either Razorfish or i-Cube, as applicable, to terminate the Merger Agreement.

                  1.2 NEW SHARES. Stockholder agrees that any shares of capital stock of i-Cube that Stockholder purchases or with respect to which Stockholder otherwise acquires beneficial ownership (as determined under Rule 13d-3 under the Securities Exchange Act of 1934) after the date of this Agreement and prior to the Expiration Date ("New Shares") shall be subject to the terms and conditions of this Agreement to the same extent as if they constituted Shares.

         2. AGREEMENT TO VOTE SHARES. Provided that the Merger Agreement has not previously been terminated and the adoption of the Merger Agreement by the stockholders of Razorfish is being recommended by a majority of the members of the Board of Directors of Razorfish as of the relevant time, at every meeting of the stockholders of Razorfish called with respect to any of the following, and at every adjournment thereof, and on every action or approval by written consent of the stockholders of Razorfish with respect to any of the following, Stockholder agrees it shall vote its Shares and any New Shares in favor of the adoption of the Merger Agreement, the Merger and the transactions specifically contemplated thereby, provided that this sentence shall not restrict Stockholder from Transferring such Shares or New Shares to the extent permitted by Section
1. This Agreement is intended to bind Stockholder as a stockholder of Razorfish only with respect to the specific matters set forth herein.

         3. PROXY. Concurrently with the execution of this Agreement, Stockholder agrees to deliver to i-Cube a proxy in the form attached hereto as EXHIBIT A (the "Proxy"), which shall be irrevocable, except as provided in Sections 3.1 or 7 hereof and in the Proxy, to the extent provided in Section 212 of the Delaware General Corporation Law, covering the total number of Shares and New Shares beneficially owned or as to which beneficial ownership (as such term is defined in Rule 13d-3 under the Exchange Act) is acquired by Stockholder.

                  3.1 SUSPENSION AND TERMINATION. Notwithstanding any other provision hereof or of the Proxy, this Agreement and the Proxy will terminate in the event that (A) i-Cube has executed a definitive agreement (as contemplated in Section 5.10 of the Merger Agreement),
         (B) Section 6.02(c) of the Merger Agreement is not satisfied in accordance with the terms of the Merger Agreement, or (C) the Closing Date (as defined in the Merger Agreement) does not occur on or prior to January 31, 2000.

         4. REPRESENTATIONS, WARRANTIES AND COVENANTS OF STOCKHOLDER. Stockholder hereby represents, warrants and covenants to i-Cube that (i) it is the beneficial owner of its Shares, which at the date of this Agreement are free and clear of any material liens, claims, options, charges or other encumbrances;
(ii) it does not beneficially own any shares of capital stock of Razorfish as of the date hereof other than the Shares (excluding shares as to which Stockholder currently disclaims beneficial ownership in accordance with applicable law);
(iii) it has full power and authority to make, enter into and carry out



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the terms of this Agreement and Stockholder's Proxy; and (iv) except as would not prevent or materially delay Stockholder's ability to perform under this Agreement the execution, delivery and performance of this Agreement by Stockholder and the consummation of the transactions contemplated hereby, will not (a) require the consent, waiver, approval, or authorization of any governmental authority or any other person or entity or (b) violate, conflict with, result in a breach of or the acceleration of any obligation under, or constitute a default (or an event which with notice or the lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a material lien or other encumbrance on any property or asset of Stockholder pursuant to any provision of any indenture, mortgage, lien, lease, agreement, contract, instrument, order, judgment, ordinance, regulation or decree to which Stockholder is subject or by which Stockholder or any of its property or assets is bound.

         5. REPRESENTATIONS OF I-CUBE. i-Cube hereby represents, warrants and covenants to Stockholder that (i) it has all requisite corporate power and authority to make, enter into and carry out the terms of this Agreement, (ii) its Board of Directors has duly and validly authorized the execution and delivery of this Agreement and the performance by it of its obligations hereunder and no other corporate proceedings on its part are necessary to authorize the execution, delivery or performance of this Agreement or the performance by it of its obligations hereunder, (iii) the execution, delivery and performance of this Agreement by it and the consummation of the transactions contemplated hereby will not (a) require the consent, waiver, approval, or authorization of any governmental authority or any other person or entity or (b) violate, conflict with, result in a breach of or the acceleration of any obligation under, or constitute a default (or an event of which with notice or the lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a material lien or other encumbrance on any property or asset of it or its subsidiaries pursuant to any provision of its or its subsidiaries' charter and bylaws or any indenture, mortgage, lien, lease, agreement, contract, instrument, order, judgment, ordinance, regulation or decree to which it or its subsidiaries is subject or by which it or any of its subsidiaries' property or assets is bound, (iv) this Agreement has been duly and validly executed and delivered by it and constitutes a valid and binding agreement of it enforceable against it in accordance with its terms, and (v) it is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

         6. ADDITIONAL DOCUMENTS. Stockholder hereby covenants and agrees to execute and deliver any additional documents reasonably necessary or desirable to carry out the purpose and intent of this Agreement.

         7. TERMINATION. This Agreement and the Proxies delivered in connection herewith shall terminate and shall have no further force or effect, without further action, as of the Expiration Date.

         8.       MISCELLANEOUS.



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                  8.1      SEVERABILITY. If any term, provision, covenant or
restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, then the remainder of this terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

                  8.2 BINDING EFFECT AND ASSIGNMENT. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but, except as otherwise specifically provided herein, neither this Agreement nor any of the rights, interests or obligations of the parties hereto may be assigned by either of the parties without the prior written consent of the other.

                  8.3 AMENDMENT AND MODIFICATION. This Agreement may not be modified, amended, altered or supplemented except by the execution and delivery of a written agreement executed by the parties hereto.

                  8.4 SPECIFIC PERFORMANCE; INJUNCTIVE RELIEF. The parties hereto acknowledge that the parties will be irreparably harmed and that there will be no adequate remedy at law for a violation of any of the covenants or agreements set forth herein. Therefore, it is agreed that, in addition to any other remedies that may be available to a non-breaching party upon such violation, each non-breaching party shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to such party at law or in equity.

                  8.5 NOTICES. All notices that are required or may be given pursuant to the terms of this Agreement shall be in writing and shall be sufficient in all respects if given in writing and delivered by hand or national overnight courier service, transmitted by telecopy or mailed by registered or certified mail, postage prepaid (effective when delivered by hand or telecopy, one day after dispatch by overnight courier, and three business days after dispatch by mail), as follows:

                           (a) if to i-Cube to:

                           Attention:  David Samuels, Esq.
                           Facsimile No.: (617) 225-2471
                           Telephone No.: (617) 250-2500

                           with a copy to:

                           Hale and Dorr LLP
                           60 State Street
                           Boston, Massachusetts 02109
                           Attention: Peter B. Tarr, Esq.
                                      Jeffrey A. Stein, Esq.
                           Facsimile No.: (617) 526-5000




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                           Telephone No.: (617) 526-6000

                           (b) if to Stockholder, to the address set forth beneath Stockholder's signature below.

                  8.6 GOVERNING LAW; FORUM. This Agreement shall be governed by, construed and enforced in accordance with the internal laws of the State of Delaware.

                  8.7 ENTIRE AGREEMENT. This Agreement and the Proxies contain the entire understanding of the parties in respect of the subject matter hereof, and supersede all prior negotiations and understandings between the parties with respect to such subject matters.

                  8.8 COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

                  8.9 EFFECT OF HEADINGS. The section headings herein are for convenience only and shall not affect the construction or interpretation of this Agreement.

                  8.10 JURISDICTION. The parties to this Agreement agree that any suit, action or proceeding arising out of, or with respect to, this Agreement or any judgment entered by any court in respect thereof shall be brought in the courts of Delaware or in the U.S. District Court for Delaware as the commencing party may elect, and Stockholder hereby accepts the exclusive jurisdiction of those courts for the purpose of any suit, action or proceeding. In addition, Stockholder hereby irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any judgment entered by any court in respect thereof brought in Delaware or the U.S. District Court for the District of Delaware, as selected by the commencing party, and hereby further irrevocably waives any claim that any suit, action or proceedings brought in Delaware or in such District Court has been brought in an inconvenient forum.

                  8.11 NO LIMITATION ON ACTIONS OF STOCKHOLDER AS DIRECTOR. Notwithstanding anything to the contrary in this Agreement, in the event Stockholder or any affiliate thereof is a director of the Company, nothing in this Agreement is intended or shall be construed to require Stockholder, in its capacity as a director of the Company, to act or fail to act in accordance with its fiduciary duties in such capacity.

                  8.12 NO WAIVER. The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms





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hereof, will not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.








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           IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed on the day and year first above written.

                                    INTERNATIONAL INTEGRATION INCORPORATED


                                    By:_________________________________________

                                    Title:______________________________________



                                    STOCKHOLDER


                                    By:_________________________________________


                                    Stockholder's Address for Notice:



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                                    Shares beneficially owned:

                                    _______ shares of Razorfish Common Stock



                                    By:_________________________________________




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                                    Stockholder's Address for Notice:



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                                    Shares beneficially owned:

                                    _______ shares of Razorfish Common Stock



                                    By:_________________________________________






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                                    EXHIBIT A

                                      PROXY

                                TO VOTE STOCK OF

                                    RAZORFISH

           The undersigned stockholder of Razorfish, Inc., a corporation organized under the laws of the State of Delaware, ("Razorfish"), hereby irrevocably (to the full extent permitted by Section 212 of the Delaware General Corporation Law, except as provided below) appoints Michael Pehl and David Samuels of International Integration Incorporated, a corporation organized under the laws of State of Delaware ("i-Cube"), and each of them, as the sole and exclusive attorneys and proxies of the undersigned, with full power of substitution and resubstitution, to vote and exercise all voting and related rights (to the full extent that the undersigned is entitled to do so) with respect to all of the shares of capital stock of Razorfish that now are or hereafter may be beneficially owned by the undersigned, and any and all other shares or securities of Razorfish issued or issuable in respect thereof on or after the date hereof (collectively, the "Shares") in accordance with the terms of this Proxy to the extent and as to the matters expressly referred to in the Voting Agreement (defined below). The Shares beneficially owned (as such term is defined in Rule 13b-3 under the Exchange Act) by the undersigned stockholder of Razorfish as of the date of this Proxy are listed on the final page of this Proxy. Upon the undersigned's execution of this Proxy, any and all prior proxies given by the undersigned with respect to any Shares are hereby revoked and the undersigned agrees not to grant any subsequent proxies with respect to the Shares until after the Expiration Date (as defined below).

           This Proxy is irrevocable (to the extent provided in Section 212 of the Delaware General Corporation Law), is granted pursuant to that certain Voting Agreement dated August 10, 1999, by and between i-Cube and the undersigned stockholder (the "Voting Agreement"), and is granted in consideration of i-Cube entering into that certain Agreement and Plan of Merger, dated August 10, 1999, by and among i-Cube, Razorfish and Ray Merger Sub, a corporation organized under the laws of the State of Delaware ("Sub") and wholly owned subsidiary of Razorfish (the "Merger Agreement"); provided, however, this Proxy will be revoked and terminated, without further action by any party hereto, (1) on the Expiration Date, (2) if earlier, in the event (A) i-Cube has executed a definitive agreement (as contemplated in Section 5.10 of the Merger Agreement), (B) Section 6.02(c) of the Merger Agreement is not satisfied in accordance with the terms of the Merger Agreement, or (C) the Closing Date (as defined in the Merger Agreement) does not occur on or prior to January 31, 2000 and (3) as otherwise provided in the Voting Agreement. The Merger Agreement provides for the merger of Sub with and into i-Cube (the "Merger"). As used herein, the term "Expiration Date" shall mean the earlier to occur of (i) the Effective Time (as such terms is defined in the Merger Agreement) and (ii) upon delivery of a notice to the other party of a determination by a majority of the







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members of the Board of Directors of either Razorfish or i-Cube, as applicable, to terminate the Merger Agreement.

           The attorneys and proxies named above, and each of them are hereby authorized and empowered by the undersigned, at any time prior to the Expiration Date, to act as the undersigned's attorney and proxy to vote the Shares, and to exercise all voting and other rights of the undersigned with respect to the Shares (including, without limitation, the power to execute and deliver written consents pursuant to Section 228 of the Delaware General Corporation Law), at every annual, special or adjourned meeting of the stockholders of Razorfish and in every written consent in lieu of such meeting in favor of approval of the Merger and the Merger Agreement and the transactions specifically contemplated by the Merger Agreement. The attorneys and proxies named above may not exercise this Proxy on any other matter except as provided above. The undersigned stockholder may vote the Shares on all other matters.

           Any obligation of the undersigned hereunder shall be binding upon the successors and assigns of the undersigned, provided, however, that nothing herein or in the Voting Agreement will be deemed to prohibit sales of Shares or New Shares effected in accordance with Rule 144 under the Securities Act of 1933, as amended, and no transferee of Shares or New Shares will be bound by any provision hereof or thereof.




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           This Proxy is irrevocable (to the extent provided in Section 212 of the Delaware General Corporation Law); provided, however, this Proxy may be revoked and will terminated solely to the extent set forth above.

Dated: August 10, 1999


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                                    (Signature of Stockholder)


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                                    (Print Name of Stockholder)

                                    Shares beneficially owned:

                                    _______ shares of Razorfish Common Stock









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